Exhibit 99.2

Amended and Restated Limited Liability Company Agreement
of
Liberty Holdings Topco LLC
A Delaware Limited Liability Company
[●], 2023
THE LIMITED LIABILITY COMPANY MEMBERSHIP UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACTS OR LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF SUCH MEMBERSHIP UNITS IS RESTRICTED AS STATED IN THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND IN ANY EVENT IS PROHIBITED UNLESS, TO THE EXTENT REQUIRED HEREUNDER, THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACTS AND LAWS. BY ACQUIRING MEMBERSHIP UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, EACH MEMBER REPRESENTS THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF ITS MEMBERSHIP UNITS WITHOUT COMPLYING WITH THE PROVISIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AND REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS ISSUED THEREUNDER.

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THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Liberty Holdings Topco LLC, a Delaware limited liability company (the “Company”), is made and entered into by and among the Company and the Persons whose names and addresses are from time to time listed on the Schedule of Members attached hereto as Schedule A (the “Schedule of Members”), effective as of [●], 2023 (the “Effective Date”). Unless otherwise indicated, capitalized words and phrases in this Agreement shall have the meanings set forth in the Glossary of Terms attached hereto as Exhibit A.
RECITALS:
The Company was formed pursuant to the Act on March 16, 2023 and on such date, Knight-Swift Transportation Holdings Inc., a Delaware corporation (referred to herein as “Parent” or the “West Member”), entered into the Limited Liability Company Agreement of the Company (the “Initial LLC Agreement”) as the sole member of the Company and holds all of the Common Units.
In connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of March [●], 2023 (the “Merger Agreement”), by and among U.S. Xpress Enterprises, Inc., a Nevada corporation (“East”), Parent and Liberty Merger Sub Inc., a Nevada corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Rollover Agreement (as defined in the Merger Agreement): (a) immediately prior to the Effective Time (as defined in the Merger Agreement, and hereinafter the “Merger Effective Time”), and on the Effective Date, (i) the Company is issuing to the initial Rollover Members, in exchange for the contribution by the initial Rollover Members to the Company of their respective Rollover Shares (as defined in the Rollover Agreement) pursuant to and in accordance with the terms of the Rollover Agreement, a number of Class A Units and Class B Units equal to the number of Rollover Shares contributed by such initial Rollover Members, and (ii) the West Member is contributing cash to the Company to be used for payment of the merger consideration in respect of the East Common Stock pursuant to the Merger Agreement in exchange for a number of Common Units equal to the number of shares of East Common Stock outstanding on a fully diluted basis (excluding the Rollover Shares) immediately prior to the Merger Effective Time, (b) at the Merger Effective Time, Merger Sub merged with and into East, with East as the surviving corporation and indirect wholly owned subsidiary of the Company (“Surviving EastCo”), and (c) the parties desire to amend and restate the Initial LLC Agreement in its entirety as set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I
FORMATION
SECTION 1.1           Formation; General Terms; Effective Date.  The Company was formed on March 16, 2023 upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware and the adoption of the Initial LLC Agreement. This Agreement amends and restates the Initial LLC Agreement in its entirety as of the Effective Date. Each Person from time to time listed on the Schedule of Members shall be a Member of the Company and shall be bound by all of the terms and conditions of this Agreement as evidenced by such Member’s execution of this Agreement, a joinder agreement or other instrument, as the case may be.

The rights and obligations of the Members and the terms and conditions of the Company shall be governed by the Act and this Agreement. To the extent the Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern to the extent permitted by the Act.
The Manager shall cause to be executed and filed on behalf of the Company all other instruments or documents, and shall do or cause to be done all such filing, recording or other acts as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and operation of a limited liability company in Delaware and in the other states and jurisdictions in which the Company shall transact business.
SECTION 1.2          Name.  The name of the Company shall be “Liberty Holdings Topco LLC”.  Unless otherwise determined by the Manager, the name of the Company shall be the exclusive property of the Company, and no Member shall have any rights in the Company’s name or any derivation thereof. The Company’s name may be changed by an amendment to the Certificate of Formation as approved by the Manager.
SECTION 1.3          Purposes.  The Company is formed for the object and purpose of (a) indirectly owning all of the outstanding equity interests of Surviving EastCo, (b) overseeing, managing, operating and controlling the business, property and affairs of the Company and its Subsidiaries, including Surviving EastCo and its Subsidiaries, and (c) engaging in any lawful act or activity incidental or related to the purpose described in the foregoing clauses (a) and (b).
SECTION 1.4           Registered Agent; Registered Office.  The Company’s registered agent and registered office are set forth in the Certificate of Formation and may be changed from time to time by the Manager pursuant to the provisions of the Act.
SECTION 1.5          Commencement and Term.  The Company commenced upon the filing of the Certificate of Formation and shall continue until it is dissolved, its affairs are wound up, final liquidating distributions are made pursuant to this Agreement and the Certificate of Formation is cancelled upon the filing of a certificate of cancellation with the Secretary of State of the State of Delaware.
ARTICLE II
EQUITY INTERESTS AND CAPITAL CONTRIBUTIONS
SECTION 2.1           Initial Interests.
(a) The class and number of Units of each Member as of the Effective Date is as set forth opposite such Member’s name on the Schedule of Members attached hereto.
(b) After the Effective Date, the Company shall update the Schedule of Members from time to time to reflect all issuances and Transfers of Units in accordance with this Agreement.  Except for the initial contributions of the Members in connection with the Closing, no Member shall have any obligation to contribute capital to the Company.

SECTION 2.2         Authority to Issue Additional Securities.  From and after the Effective Date, but subject to Section 4.1(b), the Manager may from time to time authorize and create and cause the Company to issue additional Units or classes of Units or Interests or other Equity Interests of the Company, debt obligations of the Company convertible into Interests or other Equity Interests, options or warrants to purchase Interests or other Equity Interests, or any combination of the foregoing (collectively, “New Securities”) with such terms and conditions and in exchange for such cash or other property as it may determine, and in connection therewith shall have authority to amend this Agreement in accordance with Section 9.4 below.
SECTION 2.3        Liability of Members.  No Member shall be liable for any debts, liabilities, obligations or losses of the Company or any of its Subsidiaries or be required to guarantee the liabilities of the Company or any of its Subsidiaries. No Member shall be required to contribute or lend funds to the Company or any of its Subsidiaries.
SECTION 2.4          Withdrawals; Interest.  No Member shall be entitled to receive any distribution with respect to its Interest except as provided in this Agreement. No Member shall be entitled to receive any interest on its capital contributions to the Company. Each Member shall look solely to the assets of the Company for the return of its capital contributions and distributions with respect to its Interest and, except as otherwise provided in this Agreement, shall have no right or power to demand or receive any property or cash from the Company. No Member shall have priority over any other Member as to the return of its capital contributions or distributions, except as provided in this Agreement.
SECTION 2.5          Classes of Units.
(a) Each Member shall hold an Interest. The relative rights, privileges, preferences and/or obligations of an Interest holder with respect to distributions, voting and other matters set forth in this Agreement (as this Agreement may be amended from time to time) shall be determined under this Agreement to the extent herein provided based upon the number and the class of Units held by such Member with respect to its Interest. Unless otherwise determined by the Manager, Units shall be evidenced by this Agreement and not by a certificate or other instrument.
(b) Common Units shall consist of those Common Units held by the Common Members listed on the Schedule of Members as holding such Units, as the same may be amended from time to time as authorized hereunder. Common Units shall have such rights, privileges and obligations as are specifically provided for in this Agreement for Common Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units.
(c) The Class A Units and the Class B Units are referred to collectively herein as the “Rollover Units”.  Each class of Rollover Units shall have such rights, privileges and obligations as are specifically provided for in this Agreement for such class of Rollover Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units. Except as expressly set forth in Article IV, the Rollover Members shall not be entitled to vote on or consent to any matter submitted to holders of Equity Interests of the Company for a vote or consent.

ARTICLE III

DISTRIBUTIONS
SECTION 3.1         Distributions.  Prior to dissolution and subject to Section 4.1(b), distributions shall be made by the Company to the West Member at such times, in such amounts and as of such record dates as the Manager shall determine, in its sole discretion, provided that, notwithstanding anything herein to the contrary, no later than five Business Days before the due date of federal estimated taxes for corporations with respect to each Tax Estimation Period, the Company shall make a cash payment to the West Member in an amount sufficient to permit the West Member to pay any U.S. federal, state, local and foreign income or similar taxes imposed on the West Member that are attributable to the income of the Company Accounting Group (“Tax Payment”). No Rollover Member shall be entitled to any distributions from the Company.
ARTICLE IV

MANAGEMENT OF THE COMPANY
SECTION 4.1         Manager; Certain Authorization; Delegation of Authority.
(a) Manager.  The business, property and affairs of the Company shall be managed by the West Member (in its capacity as manager, the “Manager”).  Subject to Section 4.1(b), the Manager shall have full, complete and exclusive authority, power and discretion to oversee, manage, operate and control the business, property and affairs of the Company and its Subsidiaries, to make all decisions regarding those matters and to supervise, direct and control the actions of the Officers of the Company and to perform any and all other actions customary or incident to the management of the business, property and affairs of the Company and its Subsidiaries, including exercising the Company’s rights with respect to the business and affairs of the Company’s Subsidiaries.
(b) Class A Consent Matters.  Notwithstanding Section 4.1(a), until the earlier of (X) the fifth anniversary of the Effective Date and (Y) the first date on which Class A Units are no longer held by the Rollover Members (the “Class A Consent Period”) (provided that the Class A Consent period will not expire as to clause (i) below until the date contemplated by clause (Y) above), without obtaining the Requisite Rollover Consent (which consent shall not be unreasonably withheld, delayed or conditioned), the West Member and Manager shall not permit the Company Accounting Group to (except as set forth in Section 4.1(e) and except for Ordinary Business Changes):
(i) amend the Certificate of Formation or this Agreement in a manner that that would adversely and disproportionately (compared to the West Member) impact the Rollover Members;

(ii) other than in the ordinary course of business, (x) incur any Indebtedness (other than (1) Indebtedness among the Company Accounting Group and (2) Permitted Company Debt) or (y) lend money to any Person (other than (1) among the Company Accounting Group, and (2) subject to clause (v) below, loans to Parent and its Subsidiaries (that are not part of the Company Accounting Group) of cash of the Company Accounting Group in a manner consistent with the manner in which such loans are made by other Subsidiaries of Parent that are not part of the Company Accounting Group (“Permitted Cash Loans”)), provided that, during the Class A Consent Period, so long as there is Permitted Company Debt outstanding, any net cash generated by the Company Accounting Group that is not to be used to fund or support the operations of the Company Accounting Group or to make Tax Payments shall be (i) applied to reduce Permitted Company Debt owing from the Company Accounting Group to Parent and/or any of its other Subsidiaries that are not part of the Company Accounting Group (“Intercompany Debt”) or (ii) distributed or paid as a dividend as a Permitted Cash Distribution to Parent, in which case for purposes of calculating the Company Accounting Group’s interest expense for purposes of deriving Company Net Income for any period thereafter, the amount so paid as a dividend or distributed shall be treated as having reduced a portion of the Permitted Company Debt (other than Intercompany Debt) equal to that amount;
(iii) provide any payment guaranty of obligations of Parent or any of its Subsidiaries or business units (excluding the Company Accounting Group), except in the ordinary course of business or as customary for other Subsidiaries and business units of Parent;
(iv) acquire any business, enter into any joint venture or make any investment in any Person (other than (1) acquisitions, joint ventures and investments by and among units or entities that are part of, or new entities created in connection with and after giving effect to the transaction that would be part of, the Company Accounting Group, (2) capital expenditures in the ordinary course of business, (3) Permitted Cash Loans permitted under clause (ii) above, and Permitted Cash Distributions permitted under clause (v) below, and (4) Sponsored Insurance Investments);
(v) pay or declare any dividend or make any distribution in respect of the Common Units, other than (1) Tax Payments, and (2) subject to clause (ii) above, cash distributions of the Company Accounting Group to Parent and/or its other Subsidiaries that are not part of the Company Accounting Group (“Permitted Cash Distributions”);
(vi) purchase or redeem any Common Units;
(vii) dissolve or liquidate the Company, other than as part of a Parent Planning Transaction;
(viii)  adopt any employee compensation plan under which Units or other Equity Interests of the Company would be issued, unless the issuance of such Units or other Equity Interests would not dilute the Rollover Units then owned by the Rollover Members;

(ix) enter into any new line of business that does not involve freight transportation, logistics and related services (with related services being deemed to include any services provided as of the Effective Date, and any natural extensions and evolutions thereof by Parent or any of its Subsidiaries or business units that are not part of the Company Accounting Group);
(x) sell, or license on an exclusive basis, any intellectual property of the units or companies that are part of, or after giving effect to the transaction would be part of, the Company Accounting Group, unless all net proceeds thereof are to be reinvested in the businesses or operations of the Company Accounting Group;
(xi) issue any Units or other Equity Interests in the Company (other than in a Qualified IPO) unless the issuance of such Units or other Equity Interests would not dilute the Rollover Units then owned by the Rollover Members; or
(xii) enter into any material transactions with Parent or any of its business units or Subsidiaries that are not (and after giving effect to the transaction will not be) part of the Company Accounting Group on terms materially less favorable in the aggregate to the Company Accounting Group than those that would in the good faith judgement of Parent be obtained by the Company Accounting Group on a stand-alone basis on an arm’s-length basis other than (1) the making of Permitted Cash Loans and the repayment thereof, (2) Permitted Cash Distributions, (3) the contribution by Parent or any of its Subsidiaries of cash or other assets to the Company Accounting Group, (4) Tax Payments, (5) the incurrence of Permitted Company Debt and the repayment thereof, and (6) Sponsored Insurance Investments.
(c) Class B Consent Matters.  Notwithstanding Section 4.1(a), until the earlier of (X) the fifth anniversary of the Effective Date and (Y) the first date on which any Class B Units are no longer held by the Rollover Members (the “Class B Consent Period”) (provided that the Class B Consent Period will not expire as to clause (i) below until the date contemplated by clause (Y) above), without obtaining the Requisite Rollover Consent (which consent shall not be unreasonably withheld, delayed or conditioned), the West Member and Manager shall not permit the Company Accounting Group to (except as set forth in Section 4.1(e) and except for Ordinary Business Changes):
(i) amend the Certificate of Formation or this Agreement in a manner that that would adversely and disproportionately (compared to the West Member) impact the Class B Rollover Members;
(ii) acquire any business, enter into any joint venture or make any investment in any Person (other than (1) acquisitions, joint ventures and investments by and among units or companies that are part of, or new entities created in connection with and after giving effect to the transaction that would be part of, the Company Accounting Group, (2) capital expenditures in the ordinary course of business, (3) Permitted Cash Loans and Permitted Cash Distributions, and (4) Sponsored Insurance Investments);
(iii) dissolve or liquidate the Company, other than as part of a Parent Planning Transaction;

(iv) enter into any new line of business that does not involve freight transportation, logistics and related services (with related services being deemed to include any services provided as of the Effective Date, and any natural extensions and evolutions thereof by Parent or any of its Subsidiaries or business units that are not part of the Company Accounting Group);
(v) sell, or license on an exclusive basis, any intellectual property of the Company Accounting Group other than (1) in the ordinary course of business or (2) among the units or companies that are part of, or after giving effect to the transaction would be part of, the Company Accounting Group, unless all net proceeds thereof are to be reinvested in the businesses or operations of the Company Accounting Group; or
(vi) enter into any material transactions with Parent or any of its business units or Subsidiaries that are not (and after giving effect to the transaction will not be) part of Company Accounting Group on terms materially less favorable in the aggregate to the Company Accounting Group than those that would in the good faith judgement of Parent be obtained by the Company Accounting Group on a stand-alone basis other than (1) the making of Permitted Cash Loans and the repayment thereof, (2) Permitted Cash Distributions, (3) the contribution by Parent or any of its Subsidiaries of cash or other assets to the Company Accounting Group, (4) Tax Payments, (5) the incurrence of Permitted Company Debt and the repayment thereof, and (6) Sponsored Insurance Investments.
(d) Certain Covenants.
(i) Notwithstanding Section 4.1(a) and except as set forth in Section 4.1(e) and for matters permitted under exceptions set forth in Section 4.1(b) or for which, during the Class A Consent Period, the Requisite Rollover Consent has been obtained (which consent shall not be unreasonably withheld, delayed or conditioned), the West Member and Manager shall not, and shall not permit any member of the Company Accounting Group to, during the Class A Consent Period, take any action that is primarily intended to reduce the Class A Required Purchase Consideration that would be required to be paid pursuant to Sections 5.4(b) or 5.4(c) or prevent the achievement by the Company Accounting Group of the Class B LTM Operating Income Threshold; provided that Ordinary Business Changes shall not be deemed to violate this Section 4.1(d)(i).
(ii) Notwithstanding Section 4.1(a) and except as set forth in Section 4.1(e) and for matters permitted under exceptions set forth in Section 4.1(c) or for which, during the Class B Consent Period, the Requisite Rollover Consent has been obtained (which consent shall not be unreasonably withheld, delayed or conditioned), the West Member and Manager shall not, and shall not permit any member of the Company Accounting Group to, during the Class B Consent Period, take any action that is primarily intended to prevent the achievement by the Company Accounting Group of the Class B LTM Operating Income Threshold; provided that Ordinary Business Changes shall not be deemed to violate this Section 4.1(d)(ii).

(e) Certain Corporate Matters. Notwithstanding anything in this Agreement to the contrary, the Company Accounting Group and Parent and/or any of its Subsidiaries or business units (other than the Company Accounting Group) may, without obtaining any Requisite Rollover Consent enter into one or more agreements or arrangements in accordance with Parent’s customary arrangements, policies and practices for provision of and sharing of corporate services, grants of Parent equity awards, the sharing of freight, including brokered freight, and intellectual property by or among Parent, its Subsidiaries and business units, it being understood that freight sharing or brokered freight between the Company Accounting Group and other Subsidiaries and business units of Parent would be on a straight pass-through basis without the originating company or unit taking a gross profit margin.
(f) Synergies.  Parent shall use commercially reasonable efforts to provide the Company Accounting Group with access to the corporate purchasing economies (including of fuel and equipment), network and pricing data, and operating principles and personnel, financing terms available to Parent and its Subsidiaries and to other opportunities for net synergies as reasonably practicable in accordance with contractual arrangements and Parent’s post-closing transition plan and without disrupting the operations of Parent or any of its Subsidiaries, it being understood that to the extent that any existing Indebtedness or other arrangements of East or any of its Subsidiaries is required by its terms to be refinanced or revised in connection with the Merger and, as a result, the expenses associated therewith increases, then such increased expenses shall be borne by the Company Accounting Group. With respect to net synergies that may be obtained by consolidation of administrative activities (either by (x) reducing the activities at the Company Accounting Group and providing them through Parent or a Subsidiary that is not a member of the Company Accounting Group, or (y) vice versa), the synergy amount (including for purposes of calculating Company Net Income and Company Operating Income) shall reflect that the entity providing the services will be entitled to an intercompany allocation equal to the cost of any personnel actually added to provide the services plus an allocation (consistent with the methodology under clauses (b) and (c) of the Accounting Rules) for the existing personnel; provided, that in no event will the allocation described immediately prior to this proviso result in a net negative impact on Company Net Income or Company Operating Income compared with not consolidating the activities at all.
(g) Delegation of Authority to Officers.  The Manager may appoint individuals to act as Officers from time to time and may delegate power and authority to one or more such Officers of the Company. The Manager may remove an Officer at any time and from time to time (with or without cause) and replace such Officer with a successor. An Officer may resign at any time upon notice to the Manager.
SECTION 4.2          Limitation of Liability.
(a) Any duties (including fiduciary duties) of a Covered Person to the Company or any of its Subsidiaries or to any of the Members that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Act and any other applicable law.
(b) Except as provided by the Rollover Agreement, the Merger Agreement or any other agreement between a Covered Person and Parent or any of its Subsidiaries, (i) each Covered Person shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same or similar business activities or lines of business of the Company Accounting Group and (B) do business with any client or customer of Company Accounting Group; (ii) no Covered Person shall be liable to any Member or the Company or its Subsidiaries or any of their Affiliates for breach of any duty (contractual or otherwise) by reason of any of the activities referred to in clause (i) or of such Person’s participation therein; and (iii) in the event that a Covered Person acquires knowledge of a potential transaction or matter that may be a “corporate opportunity” for Company Accounting Group (including any acquisition, joint venture or other investment opportunity), the Covered Person shall not have any duty (contractual or otherwise) to communicate, present, provide or make available such corporate opportunity to the Company Accounting Group and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to any Member or the Company or its Subsidiaries or any of their Affiliates for breach of any duty (contractual or otherwise) by reason of the fact that the Covered Person directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person or entity (including another Subsidiary of Parent), or does not communicate, present, provide or make available such corporate opportunity to the Company Accounting Group.

SECTION 4.3         Indemnification.  The provisions regarding the indemnification of Covered Persons are set forth in the Indemnification Schedule attached hereto as Schedule B.
ARTICLE V

TRANSFER OF INTERESTS; RESTRICTIVE COVENANTS
SECTION 5.1         In General. Any Transfer by a Member of all or any portion of its Interest will be subject to satisfaction of each of the following conditions, unless otherwise approved in writing by the Manager:
(a) Securities Law Compliance. Either (i) the Units proposed to be Transferred are registered under the Securities Act and the rules and regulations thereunder and any applicable state securities laws; or (ii) the Company determines, in its reasonable discretion, that the Transfer qualifies for an exemption from the registration requirements of the Securities Act, any applicable state securities laws and any securities laws of any applicable jurisdiction and, if reasonably requested by the Company, counsel to the Member proposing to effect the Transfer provides a written legal opinion to that effect.
(b) Registration. The Transfer would not cause the Company or any of its Subsidiaries to be required to register under the Securities Act, the Exchange Act, the Investment Partnership Act of 1940, as amended, the Investment Company Act of 1940, as amended, or any other U.S. federal or state securities or blue sky laws.
SECTION 5.2        Transfer of Common Units and Rollover Units.
(a) During the Class A Consent Period, the West Member shall not Transfer any Common Units other than (i) to its Affiliates or (ii) in compliance with the provisions of Section 5.5 or Section 5.6.   Notwithstanding any provision of this Agreement to the contrary, no Rollover Units may be Transferred other than (w) pursuant to Section 5.4, Section 5.5 or Section 5.6 for so long as such provisions remain in effect; (x) to another Rollover Member; (y) for estate planning purposes of such Rollover Member to (1) any Family Member of such Rollover Member, (2) any Permitted Entity of such Rollover Member, or (3) any Family Member of another Rollover Member, or the Permitted Entity of another Rollover Member; or (z) otherwise with the prior written consent of the Manager, which may be granted or withheld by the Manager in its sole discretion. In addition, no Transfer by a Member shall be effective unless the transferee executes a joinder agreement agreeing to be bound by the terms and conditions of this Agreement in such form as may be reasonably required by the Manager.

(b) Any attempted Transfer not in compliance with the provisions of Section 5.1 and Section 5.2(a) shall be null and void ab initio, and the Company shall not recognize the attempted purchaser, assignee or transferee or the attempted Transfer for any purpose whatsoever, and the Member the Units of which are subject to such attempted Transfer shall have breached this Agreement for which the Company shall have all remedies available for breach of contract.
SECTION 5.3        Admission as a Member.  Each Person acquiring any Units in accordance with the terms hereof shall be admitted as a Member. The Manager shall amend the Schedule of Members promptly to reflect the admission of Members pursuant to this Section 5.3.
SECTION 5.4          Class A Call Option; Class A Put Option; Mandatory Purchase Obligations.
(a) Class A Call Option.  The West Member shall have the option (the “Class A Call Option”) to purchase from the holders of the Class A Units, and if the Class A Call Option is exercised in accordance herewith, each of the Class A Rollover Members shall be obligated to sell to the West Member, all, and not less than all, of the Class A Units held by such holders at a purchase price per Class A Unit equal to the Class A Call Consideration.  The Class A Call Option shall be exercisable by delivery by the West Member of a written notice of exercise to the Rollover Representative (a “Class A Call Notice”) at any time at or prior to the Class A Call Expiration Time.  If the West Member does not deliver a Class A Call Notice to the Rollover Representative at or prior to the Class A Call Expiration Time, the West Member’s right to exercise the Class A Call Option shall expire.
(b) Class A Put Option.  In the event that the Company Operating Income over any four consecutive Fiscal Quarters is equal to or exceeds the Class A LTM Operating Income Threshold (a “Class A Operating Income Trigger”) and the Class A Call Option shall not have been exercised at or prior to the Class A Call Expiration Time, then, at any time after the Class A Call Expiration Time, the Class A Rollover Members shall have the option (the “Class A Put Option”) to sell to the West Member, and if the Class A Put Option is exercised in accordance herewith, the West Member shall be obligated to purchase from the Class A Rollover Members (and each of the Class A Rollover Members shall be obligated to sell to the West Member), all, and not less than all, of the Class A Units held by each such Class A Rollover Member at a purchase price per Class A Unit equal to the Class A Required Purchase Consideration determined as of the date of the delivery of the Class A Put Notice, subject to Section 5.4(h).  The Class A Put Option shall be exercisable by delivery by the Rollover Representative of a written notice of exercise (“Class A Put Notice”) to the West Member and to the other Class A Rollover Members at any time after the Class A Operating Income Trigger shall have occurred but only if the Class A Call Expiration Time shall have occurred without the Class A Call Option having been exercised.

(c) Class A Mandatory Purchase.  In the event that any Class A Units continue to be outstanding as of the fifth anniversary of the Effective Date, the West Member shall purchase from each of the Class A Rollover Members, and each holder of Class A Units shall sell to the West Member, all of the Class A Units held by such Class A Rollover Member at a purchase price per Class A Unit equal to the Class A Required Purchase Consideration determined as of the date of the fifth anniversary of the Effective Date, subject to Section 5.4(h).
(d) Class B Mandatory Purchase.  In the event that the Company Operating Income over any four consecutive Fiscal Quarters ending on or prior to the fifth anniversary of the Effective Date is equal to or exceeds the Class B LTM Operating Income Threshold (a “Class B Operating Income Trigger”), the West Member shall purchase from each of the Class B Rollover Members, and each Class B Rollover Member shall sell to the West Member, all of the Class B Units then held by such Class B Rollover Member at a purchase price per Class B Unit equal to the Class B Required Purchase Consideration, subject to Section 5.4(h).  In the event that any Class B Units continue to be outstanding as of the fifth anniversary of the Effective Date and the Class B Operating Income Trigger shall not have been achieved as of or prior to such date, each outstanding Class B Unit shall be cancelled as of such date for no consideration.
(e) Closing.  The date for the closing of any purchase and sale of Rollover Units pursuant to this Section 5.4 (a “Rollover Unit Purchase Closing Date”) shall be the date determined by the West Member, but in any event, no earlier than 10 days and no later than 60 days after, as applicable, (i) the delivery of a Class A Call Notice pursuant to Section 5.4(a), if such purchase is pursuant to the exercise of the Class A Call Option, (ii) the delivery of a Class A Put Notice pursuant to Section 5.4(b), if such purchase is pursuant to the exercise of the Class A Put Option, (iii) the fifth anniversary of the Effective Date, if such purchase is pursuant to Section 5.4(c), or (iv) the final determination in accordance with Section 8.2 of the occurrence of the Class B Operating Income Trigger, if such purchase is pursuant to the first sentence of Section 5.4(d); provided that, in the case of clause (ii) or (iii), if a timely Purchase Price Objection Notice (As defined below) is delivered, the closing of the purchase and sale of Class A Units shall be a date determined by the West Member not less than 10 days nor more than 20 days after the final determination of the applicable Class A Required Purchase Consideration in accordance with Section 5.4(f) and Section 5.4(g).  On the applicable Rollover Unit Purchase Closing Date in connection with any purchase of Rollover Units pursuant to this Section 5.4, each Rollover Member shall assign to the West Member (or its designee, as directed by the West Member) all of the Rollover Units being purchased and sold, free and clear of all liens, encumbrances and other restrictions (other than those liens and restrictions imposed by this Agreement and applicable securities laws), by delivering a duly executed assignment with respect to such Rollover Units (the form of which shall be reasonably satisfactory to the West Member) and Parent shall pay to the Rollover Members the applicable consideration for such Rollover Units by wire transfer to one or more bank accounts designated by the Rollover Representative; provided that a Rollover Member shall be entitled to direct Parent to pay all or any portion of the applicable consideration otherwise payable in respect of such Rollover Member’s Rollover Units to any other Person (including, for the avoidance of doubt, another Rollover Member).  Upon the purchase of Class A Units pursuant to this Section 5.4, each such purchased Class A Units shall automatically be converted into and become a Common Unit. Upon the purchase of Class B Units pursuant to this Section 5.4, each such purchased Class B Unit shall automatically be cancelled.

(f) Resolution.  Within twenty (20) Business Days after (x) the valid delivery by the Rollover Representative of a Class A Put Notice to the West Member in accordance with Section 5.4(b) or (y) the fifth anniversary of the Effective Date (if Class A Units continue to be held by Class A Rollover Members as of such anniversary), Parent shall deliver to the Rollover Representative a written notice setting forth its calculation of the applicable Class A Required Purchase Consideration, together with reasonable back-up information supporting such calculation, and its proposed Rollover Unit Purchase Closing Date (“Class A Purchase Price Notice”). The Rollover Representative may deliver to Parent, within twenty (20) Business Days after delivery of the Class A Purchase Price Notice a written notice (a “Purchase Price Objection Notice”) setting forth in reasonable detail its objections to Parent management’s calculation of the applicable Class A Required Purchase Consideration.  During the twenty (20) Business Day period (the “Negotiation Period”) after delivery of the Purchase Price Objection Notice to Parent, Parent and the Rollover Representative shall negotiate in good faith to agree on the applicable Class A Required Purchase Consideration, and if they so agree, then the applicable Class A Required Purchase Consideration as so agreed shall be final, conclusive and binding on the Rollover Members and Parent.  If the Rollover Representative does not timely deliver a Purchase Price Objection Notice, the applicable Class A Required Purchase Consideration as set forth in the Class A Purchase Price Notice shall be final, conclusive and binding on the Rollover Members and Parent.  Any communications between Parent and the Rollover Representative or the Rollover Members during the Negotiation Period shall be considered settlement discussion materials pursuant to Federal Rule of Evidence 408 and similar state rules.
(g) Price Referee.  If Parent and the Rollover Representative do not agree on the applicable Class A Required Purchase Consideration during the Negotiation Period, Parent and the Rollover Representative shall, within the ten (10) Business Day period after the Negotiation Period, jointly select and engage an independent national recognized accounting firm to determine the applicable Class A Required Purchase Consideration  (such accounting firm, in such capacity, the “Price Referee”); provided, that, if they are unable to agree upon a Price Referee prior to the end of such ten (10) Business Day period, than, Parent or the Rollover Representative may request that the American Arbitration Association in New York, New York designate an independent national recognized accounting firm to serve as Price Referee and the accounting firm so designated shall be jointly engaged by Parent and the Rollover Representative to serve as the Price Referee. Each of the Parent and the Rollover Representative shall use its commercially reasonable efforts to cooperate with the Price Referee.  Promptly after being engaged, the Referee shall conduct a review of Parent’s calculation of the applicable Class A Required Purchase Consideration and based on that review shall determine the applicable Class A Required Purchase Consideration and the applicable Class A Required Purchase Consideration as determined by the Price Referee shall be final, conclusive and binding on the Rollover Members and Parent.  The Referee shall be instructed to reach such determination within thirty (30) Business Days after being engaged.  If the applicable Class A Required Purchase Consideration as finally determined by the Price Referee is greater than applicable Class A Required Purchase Consideration reflected in the Class A Purchase Price Notice, the fees, expenses and costs of the Price Referee shall be borne by Parent; otherwise, the fees, expenses and costs of the Price Referee shall be borne by the Rollover Members.

(h) Cap.  Notwithstanding anything herein to the contrary, in the event that aggregate amount of the aggregate amount of consideration otherwise required to be paid to the Rollover Members on any Rollover Unit Purchase Closing Date for the Rollover Units being purchased on such date exceeds the Value Cap as of such date, the consideration payable to the Rollover Members hereunder on such date shall be proportionally reduced (without reducing the Rollover Units being purchased) so that the aggregate amount of consideration to be paid to the Rollover Members for such Rollover Units on such Rollover Unit Purchase Closing Date shall not exceed such Value Cap.
(i) This Section 5.4 shall terminate immediately prior to the consummation of a Qualified IPO and thereafter shall have no further force or effect.
SECTION 5.5           Tag Along Rights.
(a) For so long as Class A Rollover Units and Class B Rollover Units are held by Rollover Members, in the event the West Member proposes to sell any Common Units held by it to any Person or Persons other than one of its Affiliates, whether pursuant to a stock sale, merger, consolidation, a tender or exchange offer or any other transaction (“Tag Along Sale”), the West Member will have the obligation, and each of the Rollover Members will have the right, to require the proposed transferee or acquiring Person (“Proposed Transferee”) to purchase from each of the Rollover Members that timely exercises its rights under Section 5.5(c) (“Tagging Member”), up to a number of Class A Units (accompanied by an equal number of Class B Units) equal to (i) the number of Class A Units owned by such Tagging Member multiplied by (ii) the percentage derived by dividing the total number of Common Units proposed to be sold by the West Member to the Proposed Transferee in the Tag Along Sale by the total number of Common Units then held by the West Member, at the same price per Unit (provided that for this purpose, a Class A Unit and Class B Unit shall together constitute one Unit) and upon substantially the same terms and conditions (including form of consideration) as the West Member.
(b) It shall be a condition to a Tagging Member’s right to sell Class A Units to the Proposed Transferee that each Class A Unit being sold shall be accompanied by an equal number of Class B Units and such Tagging Member shall agree to and make the same covenants, indemnities (with respect to all matters other than the West Member’s or other Tagging Members’ ownership of Class A Units and Class B Units) and agreements as the West Member agrees to make in connection with the Tag Along Sale; provided, that all such covenants, indemnities and agreements shall be made by the Tagging Members severally and not jointly and that the liabilities thereunder (other than with respect to the ownership of each Member’s Units being transferred, which shall be several obligations) shall be borne on a pro rata basis based on the number of Units (provided that for this purpose, a Class A Unit and Class B Unit shall together constitute one Unit) sold by each of the Members participating in a Tag Along Sale.
(c) At least ten (10) Business Days’ prior to consummating a Tag Along Sale, the West Member will notify the Rollover Representative in writing of the proposed Tag Along Sale, such notice setting forth the number of Common Units proposed to be sold, the name of the Proposed Transferee, the amount and form of consideration and other material terms and conditions of the Tag Along Sale.  A Rollover Member may exercise its right to participate in such Tag Along Sale by delivery of an irrevocable written notice to the West Member within ten (10) Business Days following delivery of written notice of such Tag Along Sale specifying the number of Class A Units (and the accompanying equal number of Class B Units) such Tagging Member desires to sell.

(d) The closing of the purchase of Rollover Units from Rollover Members timely exercising their right to participate in a Tag Along Sale will take place concurrently with the West Member’s closing of the Tag Along Sale.  If the closing of the Tag Along Sale does not occur within one hundred twenty (120) days of the written notice of such Tag Along Sale, such Tag Along Sale may not be consummated unless the West Member again complies with the requirements of this Section 5.5.
(e) If a Rollover Member exercises its rights as a Tagging Member under this Section 5.5, such Rollover Member shall use commercially reasonable efforts to secure any governmental authorization required to be obtained by such Tagging Member or its Affiliates and shall provide all information which may reasonably be required or requested from such Tagging Member in connection therewith, to comply as soon as reasonably practicable with all applicable laws and to take all such other actions and to execute such additional documents as are reasonably necessary or appropriate in order to consummate the Tag Along Sale.
(f) Upon the sale of Class A Units pursuant to this Section 5.5, each such purchased Class A Unit shall automatically be converted into and become a Common Unit. Upon the purchase of Class B Units pursuant to this Section 5.5, each such purchased Class B Unit shall automatically be cancelled.
(g) This Section 5.5 shall terminate immediately prior to the consummation of a Qualified IPO and thereafter shall have no further force or effect.
SECTION 5.6            Drag Along Rights.
(a) If the West Member or one of its Affiliates (“Dragging Member”) receives and accepts a bona fide offer from an unaffiliated third party (“Third Party”) to purchase all of the outstanding Units (“Third Party Offer”), then each of the other Members hereby agrees that, if requested in writing by the Dragging Member, it will sell to such Third Party at the same price per Unit (provided that for this purpose, a Class A Unit and Class B Unit shall together constitute one Unit) and upon substantially the same terms and conditions (including form of consideration) as the Dragging Member all of the Units held by such other Members.
(b) If the Dragging Member elects to exercise the rights set out in Section 5.6(a), the Dragging Member will give notice (“Drag Along Notice”) to each of the other Members setting forth the name of the Third Party, the amount and form of consideration, and the other material terms and conditions of the Third Party Offer.  The Drag Along Notice will be delivered at least ten (10) Business Days in advance of the closing of the transactions contemplated by a Third Party Offer.  The Members will be required (i) to make or agree to the same covenants, indemnities (with respect to all matters other than the Dragging Members’ or other Members’ ownership of Units) and agreements as the Dragging Member so long as such covenants, indemnities and agreements are made severally and not jointly and the liabilities thereunder (other than with respect to the ownership of each Members’ Units being sold, which shall be several obligations) are borne on a pro rata basis based on the number of Units sold by each Member in such transaction (provided that for this purpose, a Class A Unit and Class B Unit shall together constitute one Unit); except that the Members (other than the Dragging Member) shall not be required to agree (unless such Member is an officer or employee within the Company Accounting Group) to any restrictive covenant in connection with the proposed sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the proposed sale) or any release of claims other than a release in customary form of claims arising solely in such Member’s capacity as a Member of the Company, and, (ii) to take all necessary action, including, without limitation, to the extent applicable, expressly waiving any dissenter’s rights or rights of appraisal or similar rights, surrendering certificates, cooperating in obtaining any applicable governmental authorization(s) and otherwise as reasonably required to assist the Dragging Member in the consummation of such Third Party Offer.

(c) Notwithstanding anything in this Agreement to the contrary, upon receipt of a Drag Along Notice, to the extent of any right of the Members under applicable law to vote their Units in respect of a Third Party Offer set out in a Drag Along Notice, each Member shall be obligated to vote such Member’s Units, if applicable, in favor of such Third Party Offer at any meeting of holders of Units to vote on or approve such Third Party Offer (or any written consent solicited for such purpose).
(d) If a Member is required to sell Units in accordance with this Section 5.6, such Member shall use commercially reasonable efforts to secure any governmental authorization required to be obtained by such Member or its Affiliates and shall provide all information which may reasonably be required or requested from such Member in connection therewith, to comply as soon as reasonably practicable with all applicable laws and to take all such other actions and to execute such additional documents as are reasonably necessary or appropriate in order to consummate the Third Party Offer.
(e) Upon the purchase of Class A Units pursuant to this Section 5.6, each such purchased Class A Unit shall automatically be converted into and become a Common Unit. Upon the purchase of Class B Units pursuant to this Section 5.6, each such purchased Class B Unit shall automatically be cancelled.
(f) This Section 5.6 shall terminate immediately prior to the consummation of a Qualified IPO and thereafter shall have no further force or effect.
ARTICLE VI

CESSATION OF MEMBERSHIP
SECTION 6.1             When Membership Ceases.  A Person who is a Member shall cease to be a Member upon the Transfer of such Member’s entire Interest as permitted under this Agreement.

SECTION 6.2          Deceased, Incompetent or Dissolved Members.  The personal representative, executor, administrator, guardian, conservator or other legal representative of a deceased individual Member or of an individual Member who has been adjudicated incompetent may exercise the rights of the Member for the purpose of administration of such deceased Member’s estate or such incompetent Member’s property. The beneficiaries of a deceased Member’s estate shall become Members of the Company only upon compliance with the conditions of this Agreement. If a Member who is a Person other than an individual is dissolved, the legal representative or successor of such Person may exercise the rights of the Member pending liquidation. The distributees of such Person may become assignees of the dissolved Member only upon compliance with the conditions of this Agreement.
SECTION 6.3             Consequences of Cessation of Membership.  In the event a Person ceases to be a Member as provided in Section 6.1, the Person (or the Person’s successor in interest) shall continue to be liable for all obligations of the former Member to the Company and, with respect to any Interest owned by such Person, shall be an assignee with only the rights and subject to the restrictions, conditions and limitations described herein.
ARTICLE VII

DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS
SECTION 7.1               Dissolution Triggers.  The Company shall dissolve upon the first occurrence of the following events:
(a) subject to Sections 4.1(b) and 4.1(c), the determination by the Manager that the Company should be dissolved; or
(b) upon the occurrence of the events specified in the Act.
SECTION 7.2              Winding Up.  Upon the dissolution of the Company, the Manager may wind-up the Company’s affairs and, in the name of, and for and on behalf of, Company, may prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the Company’s business, dispose of and convey the Company’s property, discharge or make reasonable provision for the Company’s liabilities, and distribute to the Common Members any remaining assets of the Company, all without affecting the liability of the Members and the Manager.
SECTION 7.3               Liquidating Distributions.  Upon the winding-up of the Company, the Company’s assets shall be distributed in the following manner and order:
(a) to the payment of the expenses of the dissolving, winding up and, liquidation of the Company;

(b) to pay all creditors of the Company, including Members who are creditors, either by the payment thereof or the making of reasonable provision therefor; and
(c) the remaining assets of the Company shall be applied and distributed to the Common Members pro rata in respect of their Common Units.
SECTION 7.4             Waiver of Dissolution and Liquidator Rights. The Members agree that irreparable damage would occur if any Member should bring an action for judicial dissolution of the Company. Accordingly, each Member accepts the provisions under this Agreement as such Member’s sole entitlement on dissolution of the Company and waives and renounces such Member’s right to seek a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company.
ARTICLE VIII

COVENANTS
SECTION 8.1              Taxable Year.  To the extent permitted by law, the Company shall use the Fiscal Year as its taxable year.
SECTION 8.2              Information; Confidentiality.
(a) Information.  Until the earlier of (x) consummation of a Qualified IPO and (y) the date on which no Rollover Units are held by the Rollover Members, Parent will deliver, or cause to be delivered, the following to the Rollover Representative as soon as practicable, but no later than sixty (60) days following the end of each full Fiscal Quarter that has elapsed after the Effective Date (or ninety (90) days following the any such Fiscal Quarter ending December 31):
(i)  a condensed consolidated unaudited balance sheet of the Company Accounting Group as of the end of such Fiscal Quarter and condensed consolidated unaudited statements of operations of the Company Accounting Group for such Fiscal Quarter and for such Fiscal Quarter and the three immediately prior Fiscal Quarters (or such fewer number of full prior Fiscal Quarters as shall have elapsed), in each case based on the consolidated financial statements filed by Parent with the Securities and Exchange Commission on Form 10-Q or Form 10-K, as applicable, covering such date and/or periods;
(ii) Parent management’s good faith calculation of the Company Operating Income for such Fiscal Quarter and for such Fiscal Quarter and the three immediately prior Fiscal Quarters (or such fewer number of full Fiscal Quarters as shall have elapsed after the Effective Date);
(iii) if Class A Units are then held by Class A Rollover Members, Parent management’s good faith calculation of the Company Net Income for such Fiscal Quarter and for such Fiscal Quarter and the three immediately prior Fiscal Quarters (or such fewer number of full Fiscal Quarters as shall have elapsed after the Effective Date);

(iv) if Class A Units are then held by Class A Rollover Members and four Full Fiscal Quarters shall have elapsed since the Effective Date, Parent management’s good faith calculation of the Class A Required Purchase Consideration determined as of a date a reasonable period before the delivery thereof; and
(v) a financial forecast prepared by management of Parent in respect of the Company Accounting Group covering the next four Fiscal Quarters.
(b) Resolution.  If (x) at least four Fiscal Quarters shall have elapsed since the Effective Date and the Class A Operating Income Trigger and/or Class B Operating Income Trigger, as applicable, shall not have previously occurred based on Parent management’s calculation of Company Operating Income for any four Fiscal Quarter period as provided to the Rollover Representative pursuant to Section 8.2(a), (y) Parent delivers to the Rollover Representative after any Fiscal Quarter Parent management’s calculation of the Company Operating Income for the prior four Fiscal Quarter period and such calculation does not reflect the occurrence of the Class A Operating Income Trigger or the Class B Operating Income Trigger, as applicable, and (z) the Rollover Representative believes in good faith that the Class A Operating Income Trigger or the Class B Operating Income Trigger, as applicable, occurred over such four Fiscal Quarter period, then the Rollover Representative may deliver to Parent, within fifteen (15) Business Days after delivery of Parent management’s calculation of the Company Operating Income for such four Fiscal Quarter period a written notice (an “Objection Notice”) objecting to Parent management’s calculation of the Company Operating Income for such four Fiscal Quarter period.  Within twenty (20) Business Days of delivery of the Objection Notice (the “Information Delivery Period”), Parent shall provide to the Rollover Representative and its representatives with such back-up to Parent management’s calculation of the Company Operating Income for such four Fiscal Quarter period as the Rollover Representative shall reasonably request, and Parent and the Rollover Representative shall negotiate in good faith until (15) Business Days have elapsed after the Information Delivery Period  (the “Resolution Period”) to agree on the Company Operating Income for such four Fiscal Quarter period, and if they so agree, then Company Operating Income for such four Fiscal Quarter period, as so agreed, shall be final, conclusive and binding on the Rollover Members and Parent.  If the Rollover Representative does not timely deliver an Objection Notice within the applicable Objection Period, Parent management’s calculation of the Company Operating Income for the applicable four Fiscal Quarter period as provided to the Rollover Representative pursuant to Section 8.2(a) shall be final, conclusive and binding on the Rollover Members and Parent.  Any communications between Parent and the Rollover Representative during the Information Delivery Period and the Resolution Period shall be considered settlement discussion materials pursuant to Federal Rule of Evidence 408 and similar state rules.
(c) Referee.  If Parent and the Rollover Representative do not agree on the Company Operating Income for the applicable four Fiscal Quarter during the applicable Resolution Period, Parent and the Rollover Representative shall, within the (10) Business Day period after the Resolution Period, jointly select and engage an independent national recognized accounting firm to determine the Company Operating Income for the applicable four Fiscal Quarter period (such accounting firm, in such capacity, the “Referee”); provided, that, if they are unable to agree upon a Referee prior to the end of such ten (10) Business Day period, then Parent or the Rollover Representative may request that the American Arbitration Association in New York, New York designate an independent national recognized accounting firm to serve as Referee and the accounting firm so designated shall be jointly engaged by Parent and the Rollover Representative to serve as the Referee. Each of Parent and the Rollover Representative shall use its commercially reasonable efforts to cooperate with the Referee.  Promptly after being engaged, the Referee shall conduct a review of Parent management’s calculation of the Company Operating Income for the applicable four Fiscal Quarter period and based on that review shall determine the Company Operating Income for such four Fiscal Quarter Period and the Company Operating Income for such four Fiscal Quarter period as determined by the Referee shall be final, conclusive and binding on the Rollover Members and Parent.  The Referee shall be instructed to reach such determination within thirty (30) Business Days after being engaged.  If the Company Operating Income for such four Fiscal Quarter period as finally determined by the Referee reflects the occurrence of the Class A Operating Income Trigger and/or Class B Operating Income Trigger, as applicable, and such trigger shall not have previously occurred, the fees, expenses and costs of the Referee shall be borne by Parent; otherwise, the fees, expenses and costs of the Referee shall be borne by the Rollover Members.

(d) Confidentiality.
(i) Except as otherwise consented to by Parent, all information which has been furnished to the Rollover Representative or any a Rollover Member pursuant to this Agreement or otherwise relating to the Company Accounting Group or any of its or their businesses or operations will be kept confidential, will not be used by the Rollover Representative or any Rollover Member, or by any of its or their Affiliates, agents, representatives, or advisors, for any purpose other than monitoring the Rollover Members’ investment in the Rollover Units or as may be reasonably necessary to enforce a Rollover Member’s rights under this Agreement, and will not be disclosed by the Rollover Representative or any Rollover Member, or by any of its or their Affiliates, agents, representatives, or advisors, in any manner whatsoever, in whole or in part except as otherwise permitted by this Agreement; provided, however, that the foregoing shall not apply to any information that (A) becomes generally known to the public through no breach of this Agreement by the Rollover Representative or any Rollover Member, or by any of its or their Affiliates, agents, representatives, or advisors, or (B) has come into the possession of the Rollover Representative or such Rollover Member from a third party who, to such Rollover Representative’s or Rollover Member’s knowledge, is under no obligation to Parent or any of its Subsidiaries to maintain the confidentiality of such information.
(ii) The Rollover Representative and each Rollover Member shall be permitted to disclose such information: (A) to other Rollover Members and to those of its or their agents, representatives and advisors who need to be familiar with such information in connection with such Rollover Member’s monitoring of its investment in the Rollover Units or as may be reasonably necessary to enforce a Rollover Member’s rights under this Agreement, in each case for use solely for such purpose; provided, however, that each such Person shall have been informed of the covenants set forth in this Section 8.2(d) and the Rollover Representative or such Rollover Member, as applicable, shall be liable for any breach by any such Person of such covenants; (B) to the extent legally permissible and required by law, rule or regulation, pursuant to the order of any court of administrative agency or in any pending legal, judicial or administrative proceeding, upon request or demand of any regulatory authority having jurisdiction over the Rollover Representative or the Rollover Member or as required by applicable law or compulsory legal process based on the advice of counsel so long as the Rollover Representative or such Rollover Member shall have, to the extent permitted and reasonably practicable, first afforded Parent with written notice thereof so that Parent may contest the necessity of disclosing such information or waive compliance with this Section 8.2(d);  or (C) as otherwise consented to by Parent.

(iii) Without intending to limit the remedies available to Parent, the Rollover Representative and each Rollover Member acknowledges that a breach of this Section 8.2(d) may result in material irreparable injury to Parent and/or its Affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Parent and the Company shall be entitled to specifically enforce the covenants contained herein without the posting of a bond and the Rollover Representative and each Rollover Member agrees not to oppose the granting of such injunctive relief on the basis that monetary damages are an adequate remedy.
(iv) The provisions of this Section 8.2(d) shall survive any termination of this Agreement and shall continue to bind each Person who was ever subject to this provision even if such Person would otherwise cease to be subject to this provision.  Notwithstanding anything herein to the contrary, the provisions of this Section 8.2(d) shall terminate with respect to the Rollover Representative and each Rollover Member on the third anniversary of the last date on which such Rollover Members no longer own any Rollover Units.
(e) Quarterly Call.  Upon the request of the Rollover Representative not more than once in any Fiscal Quarter and only so long as the Rollover Members own any Rollover Units, Parent will make available one or more executives of Parent (as reasonably determined by Parent in the context of topics expected to be covered) for a conference call (to be held at a mutually agreeable time and for a reasonable period) to discuss the business and operations of the Company Accounting Group.
(f) Except as expressly set forth in this Section 8.2, no Rollover Member shall be entitled to any information regarding the Company or any of its Affiliates, including without limitation, the status of its business and financial condition or any other information regarding the affairs of the Company or its Affiliates.  Notwithstanding anything to the contrary contained herein, Section 18-305(a) of the Delaware Act shall not apply to or be incorporated into this Agreement and each Rollover Member hereby expressly waives any and all rights under such Section of the Act to the fullest extent permitted by the Act.
SECTION 8.3               Initial Public Offering.
(a) In the event that the Manager determines to effect an Initial Public Offering, the Manager, the Company and each Member shall take such actions as are necessary to structure and consummate the Initial Public Offering at the direction of the Manager and in a manner consistent with the terms of this Section 8.3, including by effecting any Transfers, mergers, consolidations or restructurings pursuant to Section 8.3(b) and making any such amendments to this Agreement as reasonably necessary to facilitate such Initial Public Offering.

(b) In connection with (and conditioned upon) any proposed Initial Public Offering approved by the Manager, the Manager may, in its sole discretion (and, without the approval or consent of, or any other action by, any Member), (i) amend this Agreement and/or the Certificate of Formation, or take any other action it deems appropriate, to provide for a conversion of the Company to a corporation or such other entity as the Manager may determine, using such means as the Manager may select, including by requiring (A) a transfer of all or substantially all of the assets of the Company or the Units to a newly organized entity in a contribution under Section 351 of the Code, (B) a merger of the Company into such a newly organized entity or (C) any other restructuring of the Interests or Units (provided that one Class A Unit (together with one Class B Unit) shall be converted into or exchange for Equity Interests in the Successor Corporation with the same economic terms in which one Common Unit is converted or exchanged), (ii) relocate the organization of the Company or any successor to another jurisdiction in the United States to facilitate any of the foregoing, or (iii) take such other steps as it deems necessary to create a suitable vehicle for purposes of conducting an Initial Public Offering and becoming a public company, in each such case in accordance with the Securities Act and applicable law (the resulting entity of any of the foregoing, the “Successor Corporation” and, such transactions, an “IPO Conversion”), and each Member shall take such steps to effect such Transfer, merger, consolidation or other restructuring as may be requested by the Member, including, without limitation, Transferring such Member’s Interests to the Successor Corporation in exchange for Capital Stock of the Successor Corporation.
(c) By acceptance of its Units, each Member hereby agrees and shall be required to cooperate fully with any Initial Public Offering, including for the avoidance of doubt any IPO Conversion, made in accordance with the terms hereof, including by executing any necessary or appropriate documents or forms reasonably requested by the Board, it being the intent of the Members that the IPO Conversion and the conversion or reorganization of any of the Company’s operating divisions or Subsidiaries, whether currently existing or existing in the future, into corporate or other form are part of each Member’s investment decision with respect to the Units of such Member and no further action or consent shall be required of any Member prior to the IPO Conversion, or any such conversion or reorganization, in connection with an Initial Public Offering.
(d) If the Manager approved a merger by the Company with, or consolidation into, another limited liability company or other business entity (regardless of whether the Company or such other entity is the survivor)  in connection with the completion of an Initial Public Offering in accordance with this Section 8.3 each Member hereby consents to such merger and shall vote for (to the extent it has any voting right) and otherwise consent to and raise no objections against such merger, and each Member shall take all reasonable actions in connection with the consummation thereof as determined by the Manager, shall not exercise any dissenters’, appraisal or other similar rights that it may have in connection with such transaction, and hereby expressly waive all rights under Section 18-210 of the Delaware Act.
(e) Prior to the consummation of any Initial Public Offering, the Company and each Member agree to enter into (and, if applicable, agree to cause the Successor Corporation to enter into) a Registration Rights Agreement.

ARTICLE IX

MISCELLANEOUS
SECTION 9.1             Notices.  Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by registered or certified United States mail return receipt requested, or by nationally recognized overnight delivery service, addressed as follows: if to the Company or the Manager, to the Company’s principal office address (with a copy to the Manager), or to such other address as may be specified from time to time by notice to the Members; if to a Member, to the Member’s address as set forth on the Schedule of Members or to such other address as may be specified from time to time by notice to the Members; if to the Manager, to the address of the Manager as set forth in the records of the Company or to such other address as the Manager may specify from time to time by notice to the Members. Any such notice shall be deemed to be delivered, given and received for all purposes as of the date and time of actual receipt.
SECTION 9.2               Binding Effect; Third Parties under the Agreement.
(a) Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members, and their respective heirs, legatees, legal representatives and permitted successors, transferees and assigns.
(b) This Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, the Members, and their successors and permitted assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person (other than any Person with a right to indemnification under this Agreement). Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement.
SECTION 9.3              Construction.  Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement. The parties acknowledge that each party to this Agreement, together with such party’s legal counsel, has shared equally in the drafting and construction of this Agreement and, accordingly, no court construing this Agreement shall construe it more strictly against one party hereto than the other.
SECTION 9.4               Entire Agreement; No Oral Agreements; Amendments to this Agreement.
(a) This Agreement constitutes the entire agreement among the Members with respect to the affairs of the Company and the conduct of its business and supersedes all prior agreements and understandings, whether oral or written.

(b) The Company shall have no oral operating agreements.
(c) Subject to Section 4.1(b) and Section 4.1(c), as applicable, any provision of this Agreement may be amended, modified, supplemented, restated, terminated or waived by action of the Manager.  Notwithstanding any provision of this Agreement to the contrary, the Manager may amend and modify the provisions of this Agreement and the Schedule of Members to the extent necessary to reflect the issuance of any Interests and the admission or substitution of any Member specifically permitted under this Agreement.  Any such amendment described in the first two sentences of this Section 9.4(c) shall be binding on the Members without necessity of the execution of the amendment or any other instrument by any Member.
SECTION 9.5             Headings.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
SECTION 9.6            Severability.  Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.
SECTION 9.7            Additional Documents.  Each Member, upon the request of the Manager, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.
SECTION 9.8           Variation of Pronouns.  All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.
SECTION 9.9           Governing Law; Consent to Exclusive Jurisdiction.  The laws (excluding conflict of laws rules and principles) of the State of Delaware shall in all respects govern this Agreement, the construction and interpretation of its terms, the organization and internal affairs of the Company and the limited liability of the Members and Manager (as provided for herein). Each Member irrevocably consents to the exclusive personal jurisdiction of the federal and state courts sitting in Wilmington, Delaware with respect to matters arising out of or related to this Agreement.
SECTION 9.10           Waiver of Action for Partition.  Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

SECTION 9.11           Counterparts; Rollover Representative.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document, and all fully executed counterparts shall be construed together and shall constitute one and the same agreement. Each Rollover Member hereby designates and appoints Max L. Fuller as agent and attorney-in-fact for such Rollover Member (in such capacity, “Rollover Representative”) to act as Rollover Representative under this Agreement in accordance with the terms of this Section 9.11, In the event of the resignation of the Rollover Representative, a successor representative, appointed by the resigning Rollover Representative and reasonably satisfactory to Parent, shall thereafter be appointed by an instrument in writing signed by Parent and such successor representative. The Rollover Representative is hereby authorized and empowered to act for, and on behalf of, any or all of the Rollover Members (with full power of substitution in the premises) in connection with this Agreement and the transactions contemplated hereby, including: (i) to receive all payments owing to the Rollover Members under this Agreement and then make such payments, or direct such payments to be made, to the Rollover Members in accordance with the terms hereof, (ii) to amend or waive any provision of, this Agreement, (iii) to act as the representative of the Rollover Members to review and authorize all claims and disputes or question the accuracy thereof, (iv) to negotiate and compromise on their behalf with Parent any claims asserted hereunder and to authorize payments to be made with respect thereto, (v) to take such further actions as are authorized in this Agreement, and (vi) in general, do all things and perform all acts, including executing and delivering all agreements, certificates, receipts, consents, elections, calculations, instructions and other documents or deliverables contemplated by, or deemed by the Rollover Representative to be necessary or desirable on behalf of the Rollover Members in connection with, this Agreement and the transactions contemplated hereby. All Members, the Manager and Parent and the Company shall be entitled to rely on such appointment and to treat Rollover Representative as the duly appointed attorney-in-fact of each Rollover Member. For the avoidance of doubt, each of the Members, the Manager and Parent and the Company and their respective Affiliates is entitled to rely on the actions or decisions of Rollover Representative taken on behalf of the Rollover Members in connection with this Agreement and the transactions contemplated hereby as if such action or decision were taken or made by the Rollover Members themselves. Notices given to the Rollover Representative in accordance with the provisions of this Agreement shall constitute notice to the Rollover Members for all purposes under and in relation to this Agreement. The appointment of Rollover Representative is an agency coupled with an interest and is irrevocable and any action taken by Rollover Representative pursuant to the authority granted in this Section 9.11 shall be effective and absolutely binding on each Rollover Member notwithstanding any contrary action of or direction from such Rollover Member. The death or incapacity, or dissolution or other termination of existence, of any Rollover Member shall not terminate the authority and agency of Rollover Representative. Each of the Members, the Manager and Parent and the Company and their respective Affiliates and any other party to any document contemplated by this Agreement in dealing with Rollover Representative may conclusively and absolutely rely, without inquiry, upon any act of the Rollover Representative as the act of the Rollover Members. The Rollover Representative shall not be liable to any Rollover Member with respect to any action taken or omitted to be taken by the Rollover Representative in its role as Rollover Representative under or in connection with this Agreement, unless such action or omission results from or arises out of willful misconduct or gross negligence on the part of the Rollover Representative.
SECTION 9.12            Tax Matters. For U.S. federal income tax purposes, the Company has elected or shall elect under Treasury Regulations § 301.7701-3 to be classified as an association taxable as a corporation effective on or prior to the Effective Date.
SECTION 9.13            Exhibits and Schedules.  The Exhibits and Schedules to this Agreement, each of which is incorporated by reference into this Agreement, are:
Exhibit A:          Glossary of Terms
Schedule A:       Schedule of Members
Schedule B:       Indemnification Schedule
Schedule C:       Registration Rights Agreement Term Sheet

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Members have executed this Agreement as of this [●] day of [●], 2023.

Company:

Liberty Holdings Topco LLC

By: Knight-Swift Transportation Holdings Inc., its sole Member

By:
Name:
Title:

[SIGNATURE PAGE TO A&R LLC AGREEMENT OF LIBERTY HOLDINGS TOPCO LLC]

IN WITNESS WHEREOF, the Company and the Members have executed this Agreement as of this [●] day of [●] 2023.
Parent/West Member:

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.

By:
Name:
Title:

[SIGNATURE PAGE TO A&R LLC AGREEMENT OF LIBERTY HOLDINGS TOPCO LLC]

IN WITNESS WHEREOF, the Company and the Members have executed this Agreement as of this [●] day of [●], 2023.

Rollover Members:

[SIGNATURE PAGE TO A&R LLC AGREEMENT OF LIBERTY HOLDINGS TOPCO LLC]

Exhibit A
Glossary of Terms
Many of the capitalized words and phrases used in this Agreement are defined below or in the Section or Exhibit in which they are used.
“Accounting Rules” has the meaning set forth in the definition on Company Net Income.
“Act” means the Delaware Limited Liability Company Act, as in effect in Delaware and set forth at 6 Delaware Code, Chapter 18, Sections 18–101 through 18–1109 (or any corresponding provisions of succeeding law).
“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise; provided, however, that, for purposes hereof, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Rollover Member.
“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company (including all exhibits and schedules hereto), as amended, restated or amended and restated from time to time.
“Business Day” or “business day” means any day that is not a Saturday, Sunday, any other day on which commercial banks in Phoenix, Arizona or Chattanooga, Tennessee are authorized or required by law to remain closed.
“Capital Stock” means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Certificate of Formation” means the certificate of formation of the Company filed with the Secretary of State of the State of Delaware on March 16, 2023 pursuant to the Act, together with any amendments thereto.
“Class A Call Consideration” means an amount equal to (x) (i) $200,000,000 minus (ii) Rollover Member Merger Proceeds, divided by (y) the total number of Class A Units contemplated to be issued pursuant to the Rollover Agreement.
“Class A Call Expiration Time” means 5:30 PM Phoenix, Arizona time on the fifteen-month anniversary of the Effective Date.
“Class A Call Notice” has the meaning set forth in Section 5.4(a).
EXHIBIT A-1

“Class A Call Option” has the meaning set forth in Section 5.4(a).
“Class A Consent Period” has the meaning set forth in Section 4.1(b).
“Class A LTM Operating Income Threshold” means $175,000,000.
“Class A Operating Income Trigger” has the meaning set forth in Section 5.4(b).
“Class A Put Notice” has the meaning set forth in Section 5.4(b).
“Class A Purchase Price Notice” has the meaning set forth in Section 5.4(f).
“Class A Required Purchase Consideration” means, as of any time of determination, (A) (x) Company Net Income over the last four completed Fiscal Quarters prior to such date, multiplied by (y) the applicable Parent Multiple, multiplied by (B) the Rollover Percentage, and divided by (C) the total number of Class A Units then outstanding.
“Class A Rollover Member” means a Member in its capacity as such holding Class A Units.
“Class A Units” means Units identified in this Agreement as “Class A Units.”
“Class B Consent Period” has the meaning set forth in Section 4.1(c).
“Class B LTM Operating Income Threshold” means $250,000,000.
“Class B Operating Income Trigger” has the meaning set forth in Section 5.4(c).
“Class B Rollover Member” means a Member (other than Parent or any of its Subsidiaries) in its capacity as such holding Class B Units.
“Class B Required Purchase Consideration” means (x) $40,000,000, divided by (y) the total number of Class B Units contemplated to be issued pursuant to the Rollover Agreement.
“Class B Units” represent Units identified in this Agreement as “Class B Units”.
“Closing” means, together, (i) the closing of the transactions contemplated by the Rollover Agreement, and immediately thereafter, and (ii) the closing of the transactions contemplated by the Merger Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Common Member” means a Member holding Common Units.
“Common Units” means Units identified in this Agreement as “Common Units.”
“Company” has the meaning set forth in the Recitals.
EXHIBIT A-2

“Company Accounting Group” means, at any time, the Company and its Subsidiaries, together with any business units or portions thereof, whether or not formally designated as such, operated by East and/or its Subsidiaries immediately prior to the Merger Effective Time that are then owned by Parent or any of its Subsidiaries after the Merger Effective Time.
“Company Net Income” means, with respect to any period, the aggregate net income attributable to the Company Accounting Group on a condensed consolidated basis over such period (excluding net income attributable to any minority interest in any Subsidiary of the Company), determined in accordance with GAAP, consistently applied: it being understood that, for purposes of calculating Company Net Income for any period the following will apply (the “Accounting Rules”):
(a)	except as expressly noted below, general overhead allocations will not be made to the Company Accounting Group;
(b)
corporate level expenses (including Parent’s audit expense, expenses of Parent for compliance with rules and regulations of the Securities and Exchange Commission and other Parent public company expenses, trucking association dues, expenses under Parent insurance programs, and expenses associated with Parent plans and similar items) will be allocated in good faith to the Company Accounting Group in a manner substantially consistent with the manner in which such expenses are allocated to Parent’s Knight and Swift business units, and, for avoidance of doubt, with respect to expenses associated with insurance programs, the expenses allocated to the Company Accounting Group, shall take into account the experience of such group; provided, however, Parent executive officer compensation will not be allocated to the Company Accounting Group;

(c)
expenses for facilities or personnel for maintenance, fueling, driver services, sales/pricing, or other services provided to, or shared with the Company Accounting Group by Parent or any of its Subsidiaries or business units (other than the Company Accounting Group) shall be allocated in good faith to the Company Accounting Group in a manner substantially consistent with the manner in which such expenses are allocated to Parent’s Knight and Swift business units (except as expressly noted in the proviso in clause (b) above); provided that the expenses allocated to the Company Accounting Group for any such facilities, personnel or service with respect to any four Fiscal Quarter Period shall not exceed the expense incurred by East and its Subsidiaries for similar facilities or services or for personnel providing similar services during 2022, except to the extent any such increase resulted from an expansion of the facilities or services provided or inflation, as determined in good faith by Parent;

(d)
Parent equity grants made to (i) employees of the Company Accounting Group and (ii) other personnel of Parent and its Subsidiaries to the extent allocated under clause (e) below by Parent or any of its Subsidiaries or business units (other than the Company Accounting Group) shall be allocated in good faith to the Company Accounting Group in a manner substantially consistent with the manner in which such expenses are allocated to Parent’s Knight and Swift business units (except as expressly noted in the proviso in clause (b) above);

EXHIBIT A-3

(e)	personnel expenses for personnel of Parent and its Subsidiaries whose employment relates primarily to the Company Accounting Group will be allocated to the Company Accounting Group;
(f)
to the extent that Permitted Company Debt is incurred under credit facilities or other arrangements of Parent or any of its Subsidiaries, such Permitted Company Debt shall be allocated to the Company Accounting Group and expenses related thereto that shall be allocated to the Company Accounting Group with respect to any period shall be no greater than the expenses incurred by Parent in respect of such Permitted Company Debt during such period under GAAP, and to the extent that Permitted Company Debt is provided by Parent or any of its Subsidiaries to the Company Accounting Group but not incurred under credit facilities or other arrangements of Parent or any of its Subsidiaries, expenses related thereto that shall be allocated to the Company Accounting Group with respect to any period shall be no greater than the expenses that would, in the good faith judgment of Parent, be incurred by Parent during such period if it incurred Indebtedness with similar terms under credit facilities or other arrangements of Parent or any of its Subsidiaries, it being understood that, during the Class A Consent Period, so long as there is Permitted Company Debt outstanding, any net cash generated by the Company Accounting Group that is not to be used to fund or support the operations of the Company Accounting Group or to make Tax Payments shall be (i) applied to reduce Intercompany Debt or (ii) distributed or paid as a dividend as a Permitted Cash Distribution to Parent, in which case for purposes of calculating the Company Accounting Group’s interest expense for purposes of deriving Company Net Income for any period thereafter, the amount so paid as a dividend or distributed shall be treated as having reduced a portion of the Permitted Company Debt equal to that amount;

(g)
no expenses shall be allocated to the Company Accounting Group with respect to any period for Indebtedness incurred by Parent or any of its Subsidiaries to fund the payment of merger consideration payable in the Merger under the Merger Agreement in respect of the East Common Stock;

(h)
freight sharing or brokered between the Company Accounting Group and other Subsidiaries and business units of Parent would be on a straight pass-through basis without the originating company or unit taking a gross profit margin;

(i)
Parent shall allocate to the Company Accounting Group income tax expense reflected on the consolidated financial statements of Parent to the extent that such expense is attributable to the income of the Company Accounting Group; and

(j)
to the extent that with respect to any period adjustments are applied by Parent to derive adjusted consolidated net income attributable to Parent for purposes of its public reporting (for example, add-back of non-cash amortization of intangibles), similar adjustments would be applied for purposes of calculating Company Net Income for such period.

EXHIBIT A-4

The Company Net Income for any period shall be as calculated by management of Parent in good faith based on the consolidated financial statements filed by Parent with the Securities and Exchange Commission on Form 10-Q or Form 10-K, as applicable, covering the applicable periods.
“Company Operating Income” means, with respect to any period, means the aggregate operating revenue minus the aggregate operating expenses of the Company Accounting Group on a condensed consolidated basis over such period, determined in accordance with GAAP, consistently applied, it being understood that, for purposes of calculating Company Operating Income for any period, (i) the Accounting Rules shall apply to the extent applicable to the calculation of Company Operating Income and (ii) with respect to operating revenue and operating expenses attributable to any Subsidiary or unit of the Company Accounting Group in respect of which the Company Accounting Group holds less than a 100% interest, only such percentage (less than 100%) of such operating revenue and operating expenses shall be taken into account in calculating Company Operating Income.  The Company Operating Income for any period shall be as calculated by management of Parent in good faith based on the consolidated financial statements filed by Parent with the Securities and Exchange Commission on Form 10-Q or Form 10-K, as applicable, covering the applicable periods.
“Covered Person” means any current or former Manager or current or former Member
“Drag Along Notice” has the meaning set forth in Section 5.6(b).
“Dragging Member” has the meaning set forth in Section 5.6(a).
“East” has the meaning set forth in the Recitals.
“East Common Stock” has the meaning given to the term “Company Common Stock” in the Merger Agreement.
“Effective Date” has the meaning set forth in the Preamble.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“Family Member” shall mean a person’s spouse, child, father, mother, brother, or sister, or a lineal descendant of any of the foregoing (natural or adopted).
“Fiscal Quarter” means each of the period from and after January 1 to and including March 31; the period from and after April 1 to and including June 30; the period from and after July 1 to and including September 30; and the period from and after October 1 to and including December 31; provided no such period shall constitute a Fiscal Quarter for purpose of this Agreement, unless the first day of such period occurs on or after the Effective Date.
EXHIBIT A-5

“Fiscal Year” means, with respect to the year of the Company’s formation, the period beginning upon such formation and ending on December 31, 2023, and with respect to subsequent Fiscal Years of the Company, the calendar year and, with respect to the last year of the Company, the period beginning on the preceding January 1 and ending with the date of the final liquidating distributions.  The Manager may change the Fiscal Year of the Company to the extent required by the Code or as selected by the Manager and permitted by applicable law.
“GAAP” means United States generally accepted accounting principles, consistently applied.
“Initial LLC Agreement” has the meaning set forth in the Recitals.
“Intercompany Debt” has the meaning set forth in Section 4.1(b)(ii).
“Interest” means a limited liability interest in the Company, which represents the interest of each Member in and to the profits and losses of the Company and such Member’s right to receive distributions of the Company’s assets, as set forth in this Agreement.
“Indebtedness” means, with respect to any Person, (i) any indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments, and (ii) any obligation of such Person to pay rent or other amounts under any lease of real or personal property, which obligation is required to be classified and accounted for as a finance lease on a balance sheet of such Person under GAAP.
“Initial Public Offering” means a public offering of Equity Interests in the Company or a Successor Corporation through a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission and pursuant to which such interests are authorized and approved for listing on any U.S. national securities exchange.
“IPO Conversion” has the meaning set forth in Section 8.3(b).
“IRS” means the U.S. Internal Revenue Service.
“Manager” has the meaning set forth in Section 4.1.
“Member” means any one of the Members.
“Members” collectively means the Persons listed on the Schedule of Members as Members and any other Persons who are admitted to the Company as Members or who become Members under the terms of this Agreement until such Persons have ceased to be Members under the terms of this Agreement.
“Merger Agreement” has the meaning set forth in the Recitals.
EXHIBIT A-6

“Merger Effective Time” has the meaning set forth in the Recitals.
“Merger Sub” has the meaning set forth in the Recitals.
“Negotiation Period” has the meaning set forth in Section 5.4(f).
“New Securities” has the meaning set forth in Section 2.2(a).
“NYSE” means the New York Stock Exchange.
“Officer” means any of the officers of the Company as designated by the Manager.
“Ordinary Business Changes” means changes to the operations of the Company Accounting Group in the ordinary course of business consistent with the policies and practices of Parent and its Subsidiaries (other than the Company Accounting Group), including without limitation, changes in fleet size, personnel, customer contracts, allocation and pricing of freight, maintenance locations, safety and driver recruiting, driver management and arrangements with vendors.
“Parent” has the meaning set forth in the Recitals.
“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent or the common stock of any successor entity that is traded on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any successor to any of the foregoing).
“Parent Planning Transaction” means any transaction between or among Parent and its Subsidiaries primarily for tax planning purposes and that does not adversely impact the calculation of the Class A Required Purchase Consideration that would be required to be paid pursuant to Sections 5.4(b) or 5.4(c) or impair the achievement by the Company Accounting Group of the Class B LTM Operating Income Threshold prior to the fifth anniversary of the Effective Date.
“Parent Multiple” means, with respect to any date of determination, the quotient of the Parent VWAP, divided by the total adjusted diluted earnings per share of Parent Common Stock over the last four completed Fiscal Quarters prior to such date, as reported in the Parent’s consolidated financial statements included in its periodic reports filed with the Securities and Exchange Commission with respect to such periods; provided that, if Parent ceases to file periodic reports filed with the Securities and Exchange Commission or the shares of Parent Common Stock cease to be traded on a national securities exchange, the West Member and the Rollover Representative shall negotiate in good faith to agree on an alternative methodology for determining the Parent Multiple and this definition shall be modified to reflect such agreement.
“Parent VWAP” means, with respect to any date of determination, the volume weighted average trading price of the shares of Parent Common Stock over the last completed Fiscal Quarter prior to such date on the principal national securities exchange upon which the shares of Parent Common Stock are then traded.
“Per Share Price” has the meaning given to such term in the Merger Agreement.
EXHIBIT A-7

“Permitted Cash Distributions” has the meaning set forth in Section 4.1(b)(v).
“Permitted Cash Loans” has the meaning set forth in Section 4.1(b)(ii).
“Permitted Company Debt” means all of the Indebtedness of East and its Subsidiaries outstanding immediately prior to the Merger Effective Time, together with all re-financings and replacements thereof, and all working capital and fixed asset Indebtedness incurred to fund or support the operations and capital expenditures of the Company Accounting Group, which Indebtedness may be provided by the Parent or any of its Subsidiaries or incurred under credit facilities or other arrangements of Parent or any of its Subsidiaries and allocated to the Company and/or its Subsidiaries, provided, that, in no event shall Permitted Company Debt include Indebtedness incurred by Parent or any of its Subsidiaries to fund the payment of merger consideration payable in the Merger under the Merger Agreement in respect of the East Common Stock.
“Permitted Entity” shall mean, with respect to any Rollover Member: (a) a Permitted Trust solely for the benefit of (i) such Rollover Member, (ii) one or more Family Members of such Rollover Member, and/or (iii) any other Permitted Entity of such Rollover Member; and (b) any corporation, limited liability company, partnership, or other entity exclusively owned by (i) such Rollover Member, (ii) one or more Family Members of such Rollover Member, and/or (iii) any other Permitted Entity of such Rollover Member.
“Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Rollover Member, (ii) a Family Member of a Rollover Member, or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, bank trust departments, attorneys, and accountants.
“Person” means any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.
“Proposed Transferee” has the meaning set forth in Section 5.5(a).
“Qualified IPO” means an Initial Public Offering pursuant to which the aggregate equity value for the Company or Successor Corporation implied by the gross offering price (without regard to underwriting discounts or commissions) of such Initial Public Offering multiplied by the Rollover Percentage as then in effect is equal to or greater than: (i) $240,000,000, minus (ii) the Rollover Member Merger Proceeds, minus (iii) Rollover Unit Sale Proceeds.
“Purchase Price Objection Notice” has the meaning set forth in Section 5.4(f).
“Referee” has the meaning set forth in Section 8.2(c).
“Registration Rights Agreement” means a registration rights agreement in customary form and consistent with the terms set forth in Schedule C hereto, which registration rights agreement shall set forth the respective rights and obligations of the parties with respect to additional registration rights of the Successor Corporation or the Company following an Initial Public Offering.
EXHIBIT A-8

“Requisite Rollover Consent” means the prior written consent of the Rollover Representative.
“Rollover Member” means a Class A Rollover Member or a Class B Rollover Member in its capacity as such.
“Rollover Member Converted Share Number” means total number of shares of East Common Stock held by the Rollover Stockholders (as defined in the Rollover Agreement) as of the date of the Merger Agreement minus the total number of Rollover Shares contributed to the Company pursuant to the Rollover Agreement.
“Rollover Member Merger Proceeds” means an amount equal to (i) the Per Share Price multiplied by (b) the Rollover Member Converted Share Number.
“Rollover Percentage” means, at any time of determination, (A)(i) the aggregate number of Class A Units then outstanding divided by (ii) the aggregate number of Units (other than Class B Units) then outstanding.
“Rollover Representative” means Max L. Fuller (or any successor thereto selected in accordance with Section 9.11).
“Rollover Units” means the Class A Units and the Class B Units.
“Rollover Unit Sale Proceeds” means, as of any time of determination, the aggregate amount of cash and the fair market value of all other consideration paid to Rollover Members in respect of the sale of Rollover Units pursuant to Sections 5.4, 5.5 or 5.6 or otherwise prior to the time of such determination.
“Rollover Unit Purchase Closing Date” has the meaning set forth in Section 5.4(d).
“Schedule of Members” has the meaning in the Preamble, as the same may be amended from time to time in accordance with this Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Sponsored Insurance Investment” means any investment by the Company or its Subsidiaries in any Person that is a captive insurance company sponsored by Parent or any Subsidiary up to the minimum required capital of the capital insurance company attributable to the Company and its Subsidiaries.
“Subsidiary” means on any date, any Person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the applicable Person or one or more direct or indirect Subsidiaries of such Person.
EXHIBIT A-9

“Successor Corporation” has the meaning set forth in Section 8.3(b).
“Surviving EastCo” has the meaning set forth in the Recitals.
“Tag Along Sale” has the meaning set forth in Section 5.5(a).
“Tagging Member” has the meaning set forth in Section 5.5(a).
“Tax Payments” has the meaning set forth in Section 3.1.
“Third Party” has the meaning set forth in Section 5.6(a).
“Third Party Offer” has the meaning set forth in Section 5.6(a).
“Transfer” means, directly or indirectly, any sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition, voluntarily or involuntarily, by operation of law, with or without consideration or otherwise (including, without limitation, by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process or transfer of Equity Interests) of all or any portion of any Interest.
“Units” represent the basis on which Interests are denominated and the basis on which the Members’ relative rights, privileges, preferences and obligations are determined under this Agreement and the Act. The total number and class of Units attributed to each Member shall be the number recorded on the Schedule of Members as of the relevant time.
“Value Cap” means, as of any time of determination, (i) $320,000,000 minus (ii) the Rollover Member Merger Proceeds minus (iii) Rollover Unit Sale Proceeds.
“West Member” has the meaning set forth in the Recitals.
[The Remainder of This Page Has Intentionally Been Left Blank]
EXHIBIT A-10

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